Exhibit 99.1

Michael H. Mulroy and Stephen L. Cartt Joining BioTime Board of Directors

ALAMEDA, Calif.--(BUSINESS WIRE)--October 6, 2014--BioTime, Inc. (NYSE MKT:BTX) announced today that Michael H. Mulroy and Stephen L. Cartt are joining its Board of Directors. Mr. Mulroy has been appointed to the Board to fill a vacancy and Mr. Cartt has been nominated for election to the Board at the Company’s upcoming annual shareholders’ meeting, which will be held on November 4.

Mr. Mulroy most recently served as Executive Vice President – Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc. This transitional role followed Mallinckrodt’s acquisition of Questcor Pharmaceuticals for $5.8 billion in August 2014. At Questcor, Mr. Mulroy served in various capacities during his tenure from January 2011 to September 2014, including as Executive Vice President – Strategic Affairs, Chief Financial Officer, General Counsel, and Corporate Secretary. During the time Mr. Mulroy worked at Questcor, the company’s stock price rose more than 500%. Prior to Questcor, Mr. Mulroy was a partner at the law firm of Stradling Yocca Carlson & Rauth, before which he was an investment banker at Merrill Lynch and Citigroup. He earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Cartt has most recently served in a transitional role as Chief Operating Officer of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt following its acquisition of Questcor, where he served as Chief Operating Officer. Mr. Cartt worked at Questcor for more than nine years and played a major role in the company’s success. During that time, Questcor’s stock price rose more than 200-fold. Prior to his appointment to the position of Chief Operating Officer in February 2012, Mr. Cartt served as Executive Vice President and Chief Business Officer. Prior to working at Questcor, he was the Senior Director of Strategic Marketing for Elan Pharmaceuticals and previously held a variety of R&D and Commercial positions at ALZA Corporation. Mr. Cartt holds a B.S. degree in biochemistry from the University of California at Davis and an M.B.A. from Santa Clara University.

“We are very pleased that Mike Mulroy and Steve Cartt are joining our Board of Directors,” commented Michael D. West, BioTime’s Chief Executive Officer. “Both of these executives have exceptional track records of creating substantial shareholder value over time, most recently at Questcor, where they were instrumental in successfully managing a period of rapid growth, commercial expansion, and increased investment in research and development. As BioTime and its subsidiaries move into clinical trials with several products, we are focused on adding biopharmaceutical industry executives to our management teams and boards of directors who have records of successfully advancing products through clinical trials and commercialization while creating substantial shareholder value.”

“Steve and Mike have valuable experience with the investment community, with clinical and commercial stage products, and with financing public companies with breakthrough technologies,” Dr. West continued. “As BioTime’s subsidiaries progress further, that experience is likely to be particularly valuable. For example, Asterias recently became the first of BioTime’s subsidiaries to be publicly traded. When Steve joined Questcor, it was considerably smaller than BioTime is today, and when Mike joined Questcor, it was only moderately larger than BioTime is today. We look forward to working closely with both Mike and Steve to build significant value for BioTime’s shareholders over time.”

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. (OTCBB: ASTY) is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias trades publicly under the symbol ASTY.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com